RSU AWARD AGREEMENT

LSB INDUSTRIES, INC.

2025 LONG-TERM INCENTIVE PLAN

LSB Industries, Inc. (the “Company”) grants to the Participant named below (“you”) the number of Restricted Stock Units (“RSUs”) set forth below (the “Award”), under this RSU Award Agreement (“Agreement”).

Participant:	[Name]
Date of Grant:	[Date]
Total Number of RSUs:	[Number] TRSUs – [Number] PRSUs – [Number] (at Target) (the “Target PRSUs”)
Definition of RSU:

Each RSU makes you eligible to receive 1 share of Common Stock (a “Share”)—or a cash amount equal to the Fair Market Value of 1 Share—in the future upon vesting, in each case subject to the terms of this Agreement. As used in this Agreement, “RSUs” means collectively, your TRSUs and your PRSUs.

Definition of Time-Based Restricted Stock Unit (“TRSU”):	An RSU that becomes vested and payable based solely on your continued service with the Company and its Subsidiaries.
Definition of Performance-Based Restricted Stock Unit (“PRSU”):	An RSU that becomes vested and payable based on a combination of your continued service with the Company and its Subsidiaries and the achievement of specified performance goals.
Performance Period:	Begins on January 1 of the calendar year in which the Date of Grant occurs and ends on December 31 of the third calendar year thereafter.
Plan:	LSB Industries, Inc. 2025 Long-Term Incentive Plan, attached hereto as Exhibit B.
Defined Terms:	As set forth in the Plan, unless otherwise defined in this Agreement.
Vesting and Payment Terms:	See Exhibit A attached hereto.

RSU TERMS

1. Grant of RSUs. You must accept the terms of this Agreement within 10 business days after the Agreement is presented to you by returning a signed copy of this Agreement to the Company in accordance with such procedures as the Company may establish from time to time in its sole discretion. The Committee may unilaterally cancel and forfeit all or a portion of the Award if you do not timely accept the terms of this Agreement.

2. Restrictions.

(a) You will have no rights or privileges of a stockholder as to any Shares underlying the RSUs before settlement under Section 6 below (“Settlement”), including no right to vote or receive dividends or other distributions; in addition, the following terms will apply:

(i) you will not be entitled to electronic registration of Shares or delivery of any Share certificates for the RSUs until Settlement (if at all), and upon the satisfaction of all other terms;

(ii) you may not sell, transfer (other than by will or the laws of descent and distribution), assign, pledge, or otherwise encumber or dispose of the RSUs or any rights under the RSUs before Settlement;

(iii) you will forfeit all of the RSUs and all of your rights under the RSUs will terminate in their entirety on the terms set forth in Section 5 below and Section 12(j) below; and

(iv) no Share underlying an RSU will be considered eligible for Settlement until the end of the Restricted Period applicable to the RSU.

(b) Any attempt to dispose of the RSUs, any interest in the RSUs, or any Shares in respect of the RSUs in a manner contrary to the terms of this Agreement will be void and of no effect.

3. Restricted Period. The “Restricted Period” is the period beginning on the Date of Grant and ending on the date the RSUs, or such applicable portion of the RSUs, are deemed vested and payable under the terms set forth in Exhibit A attached hereto.

4. Dividend Equivalents. Each RSU will be credited with any cash and stock dividends paid by the Company in respect of 1 Share (“Dividend Equivalents”). Dividend Equivalents will be accrued by the Company and credited to you and will not bear interest. Dividend Equivalents credited to you and attributable to any particular RSU will be distributed to you in cash (or, if determined by the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents) upon Settlement of the RSU to which the Dividend Equivalent is attributable and, if the RSU is forfeited, you will have no right to such Dividend Equivalent.

5. Forfeiture. If, during the Restricted Period, (a) you incur a Termination of Service (for the avoidance of doubt, which does not otherwise result in the immediate or continued vesting and payment of the RSUs), (b) you materially breach this Agreement, or (c) you fail to meet the tax withholding obligations described in Section 8 below, you will immediately and automatically forfeit all of your rights in respect of the RSUs.

6. Settlement of RSUs. Settlement of RSUs under this Agreement will be subject to the following:

(a) The Company will deliver to you 1 Share—or a cash amount equal to the Fair Market Value of 1 Share—for each RSU that has become vested and payable as soon as administratively practicable after the end of the applicable Restricted Period, but in no event later than the fifteenth day of the third month following the end of the fiscal year in which the Restricted Period ends, subject to the following:

(i) PRSUs will be settled in Shares; and

(ii) TRSUs will be settled in Shares.

(b) Any issuance of Shares under the Award may be effected on a non-certificated basis through electronic registration, to the extent not prohibited by Applicable Law.

7. Section 409A; Six Month Delay. The RSUs are intended to be exempt from Section 409A and this Agreement will be administered and interpreted consistently with that intent. Notwithstanding anything herein to the contrary, in the case of a conversion of RSUs and distribution of shares of Common Stock or payment of cash on account of any Termination of Service (other than death), if you are a “specified employee” as defined in § 1.409A-1(i) of the final regulations under Section 409A of the Code, then solely to the extent required under Section 409A of the Code, your distribution of the number of such Shares or cash (determined after application of the withholding requirements set forth in Section 8 below), plus any dividends payable with respect to such number of Shares or cash, shall not occur until the date which is six months following the date of your Termination of Service (or, if earlier, the date of your death).

8. Taxes. You are hereby advised to consult immediately with your own tax advisor regarding the tax consequences of this Agreement. Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Subsidiary (for purposes of this Section 8, the term “Company” shall be deemed to include any applicable Subsidiary) shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion and prior to the date of conversion, require you upon conversion of RSUs to pay the Company the amount of any taxes that the Company is required to withhold in connection with your income arising with respect to this Award. Such payments shall be required to be made prior to the delivery of any certificate or the registration of such shares in your name for such Shares. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by you to the Company of Shares, which Shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of Shares to be delivered upon Settlement, which Shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). Notwithstanding the foregoing, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to you; provided, however, if you are a “specified employee” as defined in § 1.409A-1(i) of the final regulations under Section 409A of the Code who is subject to the six months delay provided for in Section 7 above, the Company shall withhold the number of shares attributable to the employment taxes on the date of your Termination of Service and withhold the number of Shares attributable to the income taxes on the date which occurs six months following the date of your Termination of Service (or, if earlier, the date of your death).

9. Adjustment. Upon any event described in Articles 11 – 13 of the Plan (and any successor terms) occurring after the Date of Grant, the adjustment terms of such sections will apply to the Award.

10. Bound by Plan and Committee Decisions. By accepting the Award, you acknowledge that you have received a copy of the Plan and have had an opportunity to review the Plan, and you agree to be bound by all of the terms of the Plan. If there is any conflict between this Agreement and the Plan, the Plan will control. The authority to manage and control the operation and administration of this Agreement and the Plan is vested solely in the Committee. The Committee has all powers under this Agreement that it has under the Plan. Any interpretation of this Agreement or the Plan by the Committee and any decision made by the Committee related to the Agreement or the Plan will be final, binding, and conclusive on all interested parties.

11. Regulatory and Other Limitations. Notwithstanding anything else in this Agreement, the Committee may impose conditions, restrictions, and limitations on the issuance of Shares under the Award unless and until the Committee determines that the issuance complies with (a) all registration requirements under the Securities Act, (b) all listing requirements of any securities exchange or similar entity on which the Shares are listed, (c) all Company policies and administrative rules, and (d) all Applicable Laws.

12. Miscellaneous.

(a) Notices. Any notice that may be required or permitted under this Agreement must be in writing and may be delivered personally, by intraoffice mail, or by electronic mail or via a postal service (postage prepaid) to the electronic mail or postal address and directed to the person as the receiving party may designate in writing from time to time. Any notice required or permitted under this Agreement shall be deemed to be delivered only when actually received by you or the Company, as applicable.

(b) Waiver. The waiver by any party to this Agreement of a breach of any term of the Agreement will not operate or be construed as a waiver of any other or subsequent breach. You (as consideration for receiving and accepting this Agreement) irrevocably waive and release any right or opportunity you might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.

(c) Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between you and the Company with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior agreements, commitments, or negotiations related to the Award are superseded.

(d) Binding Effect; Successors. The obligations and rights of the Company under this Agreement will be binding upon and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. Your obligations and rights under this Agreement will be binding upon and inure to your benefit and the benefit of your beneficiaries, executors, administrators, heirs, and successors.

(e) Governing Law; Jurisdiction. You acknowledge and expressly agree to the governing law and jurisdiction terms of Section 15.11 of the Plan (and any successor terms). This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

(f) Amendment. This Agreement may be amended at any time by the Committee, except that no amendment may, without your consent, materially and adversely affect your rights under the Award.

(g) Severability. The invalidity or unenforceability of any term of the Plan or this Agreement will not affect the validity or enforceability of any other term of the Plan or this Agreement, and each other term of the Plan and this Agreement will be severable and enforceable to the extent permitted by Applicable Law.

(h) No Rights to Service; No Impact on Other Benefits. Nothing in this Agreement will be construed as giving you any right to be retained in any position with the Company or its affiliates. Nothing in this Agreement will interfere with or restrict the rights of the Company or its affiliates—which are expressly reserved—to remove, terminate, or discharge you at any time for any reason whatsoever or for no reason, subject to the Company’s certificate of incorporation, bylaws, and other similar governing documents and Applicable Law. The value of the RSUs is not part of your normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit. The grant of the RSUs does not create any right to receive any future awards.

(i) Further Assurances. You must, upon request of the Company, do all acts and execute, deliver, and perform all additional documents, instruments, and agreements that may be reasonably required by the Company to implement this Agreement.

(j) Clawback. You acknowledge and consent to Section 6.13 of the Plan regarding clawbacks, and to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to you, whether adopted before or after the Date of Grant, and any term of Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

(k) Electronic Delivery and Acceptance. The Company may deliver any documents related to current or future participation in the Plan by electronic means. You consent to receive those documents by electronic delivery and to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(l) Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

13. Your Representations. You represent to the Company that you have read and fully understand this Agreement and the Plan and that your decision to participate in the Plan is completely voluntary. You also acknowledge that you are relying solely on your own advisors regarding the tax consequences of the Award.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and you, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the Date of Grant.

LSB INDUSTRIES, INC., a Delaware corporation

[SIGNOR]

PARTICIPANT

[NAME]

Signature Page to

RSU Award Agreement

Exhibit A

Terms Applicable to TRSUs

Vesting and Payment of TRSUs:

Subject to Accelerated Payment Events for TRSUs below, the TRSUs will vest and become payable as follows, as long as you do not have a Termination of Service before the applicable vesting date:

*Any resultant fractional TRSUs will not become vested or payable and will instead be subject to the next vesting and payment date.

Accelerated Payment Events for TRSUs:

As long as (i) you do not incur a Termination of Service before the occurrence of any of the events listed below, except as provided by paragraphs (c) or (d) below for certain Qualifying Separations from Service or paragraph (f) for a Qualifying Retirement and (ii) you hold TRSUs at such time:

(a) in connection with a Change in Control, the TRSUs may be substituted pursuant to Section 12.4 of the Plan for a Replacement Award (as defined below), in which case the TRSUs will continue to vest in accordance with Vesting and Payment of TRSUs above, subject to the terms of this Accelerated Payment Events for TRSUs; provided that if a Replacement Award is issued and after the Change in Control the securities underlying the Replacement Award cease to be publicly traded on an established securities market, the Replacement Award will vest in full immediately before such securities cease to be publicly traded on an established securities market;

(b) if any outstanding TRSUs are not substituted in connection with a Change in Control for a Replacement Award, all such TRSUs will vest in full upon the Change in Control;

(c) all outstanding TRSUs will vest in full on a Change in Control if you have a Qualifying Separation from Service (as defined below) either (i) within 90 days before the date a definitive agreement is executed that results in a Change in Control within 180 days after the date the definitive agreement is executed or (ii) on or within 180 days after the date a definitive agreement is executed that results in a Change in Control within 180 days after the date the definitive agreement is executed;

(d) all outstanding TRSUs (other than under any Replacement Award) that are scheduled to vest under Vesting and Payment of TRSUs above during the 18-month period after your Termination of Service will vest in full if you have a Qualifying Separation from Service before a Change in Control, and all remaining TRSUs will remain outstanding and eligible to vest pursuant to (c) immediately above, and if no definitive agreement is entered into within 90 days after such

Termination of Service as provided in (c), then all such TRSUs (other than under any Replacement Award) will be immediately forfeited;

(e) a pro-rata portion of the TRSUs and each Replacement Award, as applicable, will vest upon your Termination of Service due to your Total and Permanent Disability or death, calculated by multiplying the number of TRSUs or shares underlying any Replacement Award scheduled to vest on the anniversary of the Date of Grant immediately after your Termination of Service by a fraction, the numerator of which is the number of days that have elapsed from the last anniversary of the Date of Grant (or if the Termination of Service occurs before the 1st anniversary of the Date of Grant, then the number of days that have elapsed from the Date of Grant) through your Termination of Service, and the denominator of which will be 365;

(f) notwithstanding the foregoing, upon a Qualifying Retirement (as defined below), all outstanding RSUs shall accelerate and vest in full; and

(g) all Replacement Awards will vest in full upon your Qualifying Separation from Service or Qualifying Retirement, whichever occurs first.

“Qualifying Retirement” means a Termination of Service due to voluntary retirement, provided that (i) such Termination of Service occurs on or after the date the individual has reached age 63 and has completed at least five years of service with the Company or the Company Group, (ii) such Termination of Service occurs more than one year after the Date of Grant, and (iii) the Company has not determined in good faith that Cause exists immediately prior to such Termination of Service.

“Qualifying Separation from Service” means a Termination of Service (i) by the Company without Cause (including a notice of non-renewal of your employment agreement by the Company) or (ii) by you for Good Reason.

“Replacement Award” means an award of restricted stock units in respect of common stock that is publicly traded on an established securities market with substantially equivalent terms as the replaced RSUs, including vesting terms and dividend equivalent rights, issued by the surviving or successor company or a parent or subsidiary of such company.

“Cause” means (a) “Cause” as defined in your employment agreement, or (b) in the absence of such an agreement or such a definition, (i) your violation of the Company’s substance abuse policy; (ii) your refusal or inability (other than by reason of death or Total and Permanent Disability) to perform the duties assigned to you by the Company or your unacceptable performance of the same; (iii) acts or omissions evidencing a violation of your duties of loyalty and good faith, candor, fair and honest dealing, integrity, or full disclosure to the Company, as well as any acts or omissions by you that constitute self-dealing; (iv) disobedience of orders, policies, regulations, or directives issued to you by the Company, including policies related to sexual harassment, discrimination, computer use, or the like; (v) your conviction for or commission of a felony, a crime of moral turpitude, or a crime that could reasonably be expected to impair your ability to perform your job duties; (vi) revocation or suspension of any license or certification necessary for you to perform your duties to the Company; (vii) your willful generation of materially incorrect financial or engineering projections, compilations, or reports; or (viii) a false statement by you to obtain your position.

“Good Reason” means (a) “Good Reason” as defined in your employment agreement, or (b) in the absence of such an agreement or such a definition, (i) a material diminution of your authority or duties; (ii) a material reduction in your base salary, unless the reduction is a proportionate reduction of compensation for you and all other similarly situated employees of the Company; or (iii) a material breach of this Agreement by the Company.

Terms Applicable to PRSUs

Vesting and Payment of PRSUs:

Performance Period:

•
The Performance Period applicable to the PRSUs (the “Performance Period”) shall begin on January 1 of the calendar year in which the Date of Grant occurs and shall end on December 31 of the third calendar year thereafter. The PRSUs shall vest, if at all, at the end of the three-year anniversary of the Date of Grant, subject to the Committee’s certification of performance. If the three-year anniversary of the Date of Grant falls on a weekend or a holiday, then the PRSUs shall vest and become payable on the next following business day.

Performance Metrics:

•
The number of PRSUs that vest, if any, will be determined by the following process.
•
Performance shall be measured as of December 31 in each calendar year falling wholly or partially within the Performance Period (each, a “Covered Year”). The performance objective for each Covered Year shall be based on return on net assets (“RONA”), as calculated by the Committee in its discretion, or such other performance goal as may be determined by the Committee in its sole discretion and shall be established by the 90th day after the start of the applicable Covered Year (the “Performance Objective”). Each Performance Objective shall include threshold, target, and maximum performance levels, each with a corresponding percentage payout of the Target PRSUs, as reflected in the table below.
•
Following the completion of each Covered Year, the Committee will determine the payout percentage that was attained for such year (each, a “Payout Percentage”) and following the completion of the third Covered Year, the Committee will determine the total number of PRSUs eligible for vesting prior to the application of the TSR modifier in accordance with the following. The total number of PRSUs eligible for vesting, if any, based on the Performance Objective will equal (i) the Target PRSUs multiplied by (ii) the Average Payout Percentage (the “Pre-Modifier PRSUs”). The Average Payout Percentage will equal (x) the sum of the Payout Percentages for each of the Covered Years divided by (y) the number of Covered Years.
•
For the first Covered Year, the Performance Objective selected by the Committee is RONA and the Payout Percentage will be determined as set forth below. The method of calculating RONA is set forth on Schedule 1 attached hereto; provided, however, that the Committee shall have full and final discretion with respect to the determination and calculation of RONA. For the avoidance of doubt, the Performance Objective for each subsequent Covered Year may differ from the Performance Objective applicable to the first Covered Year.

Straight line interpolation is used to determine the applicable Payout Percentage between threshold and target and between target and maximum performance levels. For the avoidance of doubt, in no event may the Payout Percentage of any Covered Year exceed 200%.

•
TSR Modifier: The Pre-Modifier PRSUs, if any, shall then be subject to adjustment, based on the Company’s Total Shareholder Return (“TSR”) relative to the TSR of the companies in the Company’s peer group over the three-year Performance Period. Such adjustment shall be determined by multiplying the Pre-Modifier PRSUs by the TSR Multiplier Percentage, as set forth in the chart below. The application of the TSR Multiplier Percentage shall determine the final number of PRSUs eligible to vest, subject to the remaining terms and conditions of this Agreement.
•
For purposes of this Agreement, TSR for the Company shall be expressed as a percentage and calculated according to the following formula: TSR = (Ending Average Stock Price / Beginning Average Stock Price) – 1.

“Accumulated Shares” shall mean, for a given trading day, the sum of (i) one (1) share plus (ii) the cumulative number of shares of Common Stock of the Company purchasable with dividends declared on the Common Stock to that point during the period since the first day of the Beginning Average Period, assuming same day reinvestment of such dividends at the Closing Price on the ex-dividend date.

“Beginning Average Period” shall mean the twenty (20) trading days immediately preceding the first day of the Performance Period.

“Beginning Average Stock Price” shall mean the arithmetic mean of daily Closing Prices multiplied by Accumulated Shares over the Beginning Average Period.

“Closing Price” shall mean for a given trading day, the closing price of a share of Common Stock on the primary U.S. stock exchange on which the Common Stock is principally traded.

“Ending Average Period” shall mean the twenty (20) trading days ending on and including the last day of the Performance Period.

“Ending Average Stock Price” shall mean the arithmetic mean of daily Closing Prices multiplied by Accumulated Shares over the Ending Average Period.

If the Company’s TSR as compared to the Peer Group’s TSR is between the prescribed threshold and maximum percentages set forth in the chart below, the PRSUs will partially vest on a pro rata basis. Notwithstanding the foregoing, if the Company’s TSR for the Performance Period is negative, the application of the TSR Multiplier Percentage shall be capped at the “Target” level prescribed in the chart above.

TSR calculations shall be adjusted to reflect stock splits, reverse stock splits, or other similar corporate transactions as determined in the sole discretion of the Committee. The Committee shall also have authority to make equitable adjustments to the Peer Group and percentile determinations in the event of extraordinary corporate transactions or changes affecting one or more members of the Peer Group. All calculations will be done by the Committee and will be final, binding, and conclusive on all persons and entities for all purposes under this Agreement.

(1) For TSR performance metric the Company’s peer group includes AdvanSix Inc., Intrepid Potash, Inc., The Mosaic Company, Nutrien Ltd., CF Industries Holdings, Inc., Avient Corporation, Olin Corporation, and Methanex Corporation (collectively, the “Peer Group”).

Accelerated Payment Events for PRSUs:

As long as (i) you do not incur a Termination of Service before the occurrence of any of the events listed below, except as provided below for certain Qualifying Separations from Service, a Qualifying Retirement, your death and Total and Permanent Disability, and (ii) you hold PRSUs at such time:

(a) if a Change in Control occurs before the end of the Performance Period, then the portion of the Target PRSUs that are eligible to vest under this Agreement will be determined solely by the Committee immediately before the Change in Control and will equal the greater of (x) the number of Target PRSUs and (y) the portion of the Target PRSUs that are eligible to vest under this Agreement based on actual performance, as determined solely by the Committee before the Change in Control by (1) shortening the Performance Period to end on the date of the Change in Control, (2) adjusting the applicable performance goals set forth immediately above as appropriate based on the shortened Performance Period, and (3) determining the level of achievement of such goals based on such shortened Performance Period ((x) or (y), as applicable, the “CIC PRSUs”);

(b) in connection with a Change in Control, the CIC PRSUs may be substituted pursuant to Section 12.4 of the Plan for a Replacement Award, provided that any Replacement Award will vest solely based on your continued service with the Company and its Subsidiaries through the last day of the original Performance Period; provided, further, that if a Replacement Award is issued and after the Change in Control the equity securities underlying the Replacement Award cease to be publicly traded on an established securities market, the Replacement Award will vest in full immediately prior to such equity securities ceasing to be publicly traded on an established securities market;

(c) if the CIC PRSUs are not substituted in connection with a Change in Control with a Replacement Award, the CIC PRSUs will vest in full upon a Change in Control such that you may participate as a stockholder in such Change in Control or, if determined by the Committee, the value of such CIC PRSUs may be paid to you in cash;

(d) all Replacement Awards will vest in full upon your Qualifying Separation from Service or Qualifying Retirement;

(e) the CIC PRSUs will vest in full on a Change in Control if you have a Qualifying Separation from Service either (i) within 90 days before the date a definitive agreement is executed that results in a Change in Control within 180 days after the date such definitive agreement is executed or (ii) on or within 180 days after the date a definitive agreement is executed that results in a Change in Control within 180 days after the date such definitive agreement is executed, and the value of such CIC PRSUs may be paid to you in cash;

(f) if you incur a Termination of Service due to your Total and Permanent Disability or death before a Change in Control, at the end of the Performance Period (or the date of the consummation of a Change in Control, if earlier, where there is no Replacement Award), you will vest in a pro-rata portion of the Target PRSUs based on actual performance, as determined by the Committee at the end of the Performance Period (or the date of the consummation of a Change in Control, if earlier) based on the level of achievement of the applicable performance measures for the Performance Period, as adjusted pursuant to clause (a) of this Accelerated Payment Events for PRSUs, with such pro-rata portion calculated by multiplying the number of Target PRSUs that are eligible to vest under this Agreement, if any, by a fraction, the numerator of which is the number of days that have elapsed from the beginning of the Performance Period through your Termination of Service and the denominator of which will be the total number of days in the Performance Period (or, if a Change in Control occurs before the end of the Performance Period and there is no Replacement Award, the total number of days from the beginning of the Performance Period through the date of the Change in Control); provided that if there is earlier vesting upon a Change in Control where there is no Replacement Award, the value of the vested PRSUs may be paid to you in cash;

(g) a pro-rata portion of any Replacement Award will vest upon the your Termination of Service due to your Total and Permanent Disability or death at the end of the Performance Period (or, if earlier, upon a subsequent Change in Control), with such pro-rata portion calculated by multiplying the number of shares covered by the Replacement Award by a fraction, the numerator of which is the number of days that have elapsed from the beginning of the Performance Period through your Termination of Service and the denominator of which is the total number of days in the Performance Period;

(h) if, before a Change in Control, you incur a Qualifying Separation from Service, you will vest at the end of the Performance Period (or the date of a Change in Control, if earlier, where there is no Replacement Award) in a pro-rata portion of the Target PRSUs, with such pro-rata portion calculated by multiplying (i) the number of Target PRSUs that are eligible to vest under this Agreement, if any, based on actual performance, determined at the end of the Performance Period (or the date of the Change in Control, if earlier) based on the level of achievement of the applicable performance measures for the Performance Period, as adjusted pursuant to clause (a) of this Accelerated Payment Events for PRSUs, by (ii) a fraction, the numerator of which is the number of days that have elapsed from the beginning of the Performance Period through your Qualifying Separation from Service and the denominator of which is the total number of days in the Performance Period (or, if a Change in Control occurs before the end of the Performance Period and there is no Replacement Award, the total number of days from the beginning of the Performance Period through the date of the Change in Control); provided that if there is earlier vesting upon a Change in Control where there is no Replacement Award, the value of the vested PRSUs may be paid to you in cash; and

(i) notwithstanding the foregoing, upon a Qualifying Retirement, all outstanding PRSUs, including any PRSUs subject to a Replacement Award, shall accelerate and vest in full at the greater of (i) the Target PRSUs and (ii) the number of PRSUs earned based on actual performance through the date of such Qualifying Retirement, as determined by the Committee in its sole discretion.

For the avoidance of doubt, the Committee retains full discretion to determine performance for any partial-year periods resulting from the acceleration events described above.

Exhibit B

LSB INDUSTRIES, INC.

2025 LONG-TERM INCENTIVE PLAN

The LSB Industries, Inc. 2025 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of LSB Industries, Inc., a Delaware corporation (the “Company”), effective as of April 9, 2025 (the “Board Approval Date”) to be effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”).

Article 1.

PURPOSE

The purpose of the Plan is to attract and retain the services of key Employees, key Contractors, and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalent Rights, Other Awards, and Tandem Awards, whether granted singly, or in combination, or in tandem, that will:

(a)
increase the interest of such persons in the Company’s welfare;
(b)
furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and
(c)
provide a means through which the Company may attract able persons as Employees, Contractors, and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

Article 2.

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1
“Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to Incentives granted to residents therein, and any other applicable law, rule or restriction.
2.2
“Authorized Officer” is defined in Section 3.2(b) hereof.
2.3
“Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other

Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).
2.4
“Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
2.5
“Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.
2.6
“Board” means the board of directors of the Company.
2.7
“Change in Control” means the occurrence of an event set forth in any one of the following paragraphs, except as otherwise provided herein:
(a)
any Person, or more than one Person acting as a “group” (as defined in Section 13(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) and becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, excluding any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; provided, however, a Change in Control shall not occur if such Person or Persons acting as a group already own more than 50% of the Company’s securities and acquire additional Company securities;
(b)
the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least the majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or
(c)
any Person, or more than one Person acting as a “group” (as defined in Section 13(d) of the Exchange Act), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) all or substantially all of the Company’s assets that have a total Gross Fair Market Value equal to more than 50% of the total Gross Fair Market Value of the Company’s assets immediately prior to such acquisition(s).

For purposes hereof:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act except that a Person shall be deemed to be the “Beneficial Owner” of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60-day period referred to in such rule).

“Company” shall mean, unless as otherwise provided in an Award Agreement, (i) the Company, as defined in Section 2.12; (ii) the entity for whom a Participant performs services for which an Award is granted; and (iii) an entity that is a stockholder owning more than 50% of the total number of outstanding shares of Common Stock (or other equity interests) and total voting power (i.e., a majority stockholder) of the Company or entity identified in (ii), or any entity in a chain of entities in which each entity is a majority stockholder of another entity in the chain, ending on the Company or the entity identified in (ii).

“Gross Fair Market Value” shall mean the value of the Company’s assets or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

Notwithstanding the foregoing, no transaction or series of transactions shall be deemed to constitute a Change in Control unless and to the extent such transaction or transactions constitute a change in ownership or control under Section 409A of the Code. Additionally, for purposes of this Section 2.7, Section 318(a) of the Code, regarding constructive ownership, shall apply to determine stock ownership; provided, however, that any stock underlying unvested Nonqualified Stock Options or Incentive Stock Options shall not be treated as owned by such Participant who owns such Nonqualified Stock Option or Incentive Stock Option.

2.8
“Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan or an Award Agreement.
2.9
“Code” means the United States Internal Revenue Code of 1986, as amended.
2.10
“Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.
2.11
“Common Stock” means the common stock, par value $0.10 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.
2.12
“Company” means LSB Industries, Inc., a Delaware corporation, and any successor entity.
2.13
“Contractor” means any natural person (or a wholly owned alter ego entity of the natural person providing such services of which such person is an employee, stockholder, or partner),, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.14
“Corporation” means any entity that (a) is defined as a corporation under Section 7701 of the Code and (b) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (b) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.
2.15
“Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.
2.16
“Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.
2.17
“Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company; provided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Section 3401(c) of the Code, “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer under Applicable Law for the relevant period. An employee on leave of absence may be considered as still in the employ of the Company or its Subsidiaries for purposes of eligibility for participation in the Plan.
2.18
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
2.19
“Exercise Date” is the date (i) with respect to any Stock Option, that the Participant has delivered both the Exercise Notice and consideration to the Company with a value equal to the total Option Price of the shares to be purchased (plus any income and/or employment tax withholding or other tax payment due with respect to such Award); and (ii) with respect to any SAR, that the Participant has delivered both the Exercise Notice and consideration to the Company with a value equal to any income and/or employment tax withholding or other tax payment due with respect to such SAR.
2.20
“Exercise Notice” is defined in Section 8.3(b) hereof.
2.21
“Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date (as determined by the Committee, in its discretion), or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTCQX, OTCQB or OTC Pink (Pink Open Market); or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.
2.22
“Immediate Family Members” is defined in Section 15.8 hereof.
2.23
“Incentive” is defined in Section 2.3 hereof.
2.24
“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
2.25
“Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.
2.26
“Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.
2.27
“Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
2.28
“Other Award” means an Award issued pursuant to Section 6.9 hereof.
2.29
“Outside Director” means a director of the Company who is not an Employee or a Contractor.
2.30
“Participant” means an Employee, Contractor or an Outside Director to whom an Award is granted under this Plan.
2.31
“Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.
2.32
“Performance Goal” means any of the performance goals relating to one or more business or individual performance criteria established by the Committee in its sole discretion.
2.33
“Plan” means this LSB Industries, Inc. 2025 Long-Term Incentive Plan, as amended from time to time.
2.34
“Prior Plans” mean the LSB Industries, Inc. 2008 Incentive Stock Plan, as amended effective June 5, 2014 and LSB Industries, Inc. 2016 Long Term Incentive Plan, as amended and restated March 4, 2021.
2.35
“Prior Plan Awards” means any awards that are outstanding under any Prior Plan immediately prior to the Effective Date.

2.36
“Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.
2.37
“Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
2.38
“Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.
2.39
“Restriction Period” is defined in Section 6.4(b)(i) hereof.
2.40
“SAR” or “Stock Appreciation Right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.
2.41
“SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.
2.42
“Spread” is defined in Section 12.4(b) hereof.
2.43
“Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.
2.44
“Subsidiary” means (a) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (b) any limited partnership, if the Company or any corporation described in item (a) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (c) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (a) above or any limited partnership listed in item (b) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.
2.45
“Termination of Service” occurs when a Participant who is (a) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (b) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (c) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law or as otherwise may be provided by a Participant’s Award Agreement, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.45, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
2.46
“Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy or under any applicable non-U.S. law; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform the Participant’s duties of employment for a period of six continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.46, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
Article 3.

ADMINISTRATION
3.1
General Administration; Establishment of Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Board or the Committee, if a Committee is designated by the Board to administer the Plan. The Committee shall consist of not fewer than two persons, unless there are not two members of the Board who meet the qualification requirements set forth herein to administer the Plan, in which case, the Committee may consist of one person. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

Membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.2
Designation of Participants and Awards.
(a)
The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.
(b)
Notwithstanding Section 3.2(a), to the extent permitted by Applicable Law, the Board may, in its discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees as eligible persons to whom Awards will be granted under the Plan, and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Board granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards, and (z) not authorize an officer to designate such officer as a recipient of any Award.
3.3
Authority of the Committee. The Committee, in its discretion, shall (a) interpret the Plan and Award Agreements, (b) prescribe, amend, and rescind any rules and regulations, and sub-plans (including sub-plans for Awards made to Participants who are not residents in the United States) as necessary or appropriate for the administration of the Plan, to obtain favorable tax treatment for the Awards or to ensure compliance with securities law, (c) establish performance goals for an Award and certify the extent of their achievement, and (d) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b‑3 promulgated under the Exchange Act, Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such formerly mandated restrictions and/or to waive any such formerly mandated restrictions with respect to outstanding Awards.

Article 4.

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

Article 5.

SHARES SUBJECT TO PLAN
5.1
Number Available for Awards.
(a)
Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is four million (4,000,000) shares, of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options.
(b)
Prior Plan Awards shall remain outstanding following the Effective Date in accordance with their terms. With respect to Prior Plan Awards, if such a Prior Plan Award, on or after the Effective Date, lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Prior Plan to a Participant and thereafter are reacquired by the Company, the shares subject to such Prior Plan Awards and the reacquired shares shall again be available for issuance under this Plan. In addition, the following shares of Common Stock shall not be treated as having been issued under the Prior Plan and shall again be available for issuance under this Plan: (i) shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of a Prior Plan Award or to satisfy tax withholding obligations in connection with a Prior Plan Award, (ii) shares covered by a Prior Plan Award that is settled in cash, or (iii) the number of shares subject to a Prior Plan Award that is a stock appreciation right in excess of the number of shares that are delivered to the Participant upon exercise of such Prior Plan Award. Further, the number of shares available for issuance under the Prior Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Restricted Stock Units or Performance Shares.
(c)
Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
5.2
Reuse of Shares. To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. Notwithstanding the foregoing, (i) the number of shares of Common Stock tendered or withheld in payment of any Option Price or SAR Price of an Award or taxes relating to an Award, (ii) shares of Common Stock that were subject to a Stock Option or a SAR but were not issued or delivered as a result of the net settlement or net exercise of such Stock Option or SAR and (iii) shares of Common Stock repurchased on the open market with the proceeds of a Stock Option’s Option Price, will not, in each case, be available for Awards under this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, shares forfeited back to the Company and shares canceled on account of termination, expiration or lapse of an Award shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

5.3
Limitation on Outside Director Awards. No Outside Director may be granted any Award or Awards denominated in shares that exceed in the aggregate $500,000 in Fair Market Value (such Fair Market Value computed as of the Date of Grant) in any calendar year period that, plus an additional $500,000 in Fair Market Value (determined as of the Date of Grant) for one-time awards to a newly appointed or elected Outside Director.
Article 6.

GRANT OF AWARDS
6.1
In General.
(a)
The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within 10 years of Board Approval Date. The Plan shall be submitted to the Company’s stockholders for approval at the first stockholder meeting after the Board Approval Date; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to the attainment of such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.
(b)
If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of 30 days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.
(c)
Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
6.2
Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.
6.3
Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof)

shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the electronic registration of a share (or, if applicable, the issuance of a separate stock certificate) and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.
6.4
Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement, as applicable: (a) the number of shares of Common Stock awarded, (b) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (c) the time or times within which such Award may be subject to forfeiture, (d) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (e) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.
(a)
Legend on Shares. The Company shall electronically register Restricted Stock awarded to a Participant in the Participant’s name, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request
(b)
Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:
(i)
Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.
(ii)
Except as provided in sub-paragraph (a) above or in the applicable Award Agreement, the Participant shall have, with respect to the Participant’s Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Shares of Common Stock free of restriction under this Plan shall be electronically registered in the Participant’s name (or, if certificates are issued shall be delivered to the Participant) promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant (including, if applicable, any certificates for such shares). Each Award Agreement shall require that: each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.
(iii)
The Restriction Period, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on length of continuous service or such Performance Goals, as may be determined by the Committee in its sole discretion.
(iv)
Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (1) the Company shall be obligated to, or (2) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.
6.5
SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (a) not inconsistent with the Plan, and (b) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the Award Agreement granting the SAR), by (b) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.
6.6
Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (a) not inconsistent with the Plan, and (b) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction. The value of Restricted Stock Units may be paid in Common Stock, cash, or a combination of both, as determined by the Committee, in its sole discretion, and set forth in the Award Agreement.

6.7
Performance Awards.
(a)
The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(b)
Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.
6.8
Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

6.9
Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant.
6.10
Performance Goals. Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals. Any Performance Goal may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Goal may include or exclude (a) events that are of an unusual nature or indicate infrequency of occurrence, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, (d) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (e) other similar occurrences. In all other respects, Performance Goals shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.
6.11
Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “Tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a Tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.
6.12
No Repricing of Stock Options or SARs. The Committee may not “reprice” any Stock Option or SAR without stockholder approval. For purposes of this Section 6.12, “reprice” means any of the following or any other action that has the same effect: (a) amending a Stock Option or SAR to reduce its exercise price or base price, (b) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award, or (c) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from making adjustments pursuant to Article 11, from exchanging or cancelling Incentives pursuant to Article 12, or substituting Incentives in accordance with Article 14.
6.13
Recoupment for Restatements. This Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the Plan.
Article 7.

AWARD PERIOD; VESTING
7.1
Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of 10 years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the

Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant.
7.2
Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.
Article 8.

EXERCISE OR CONVERSION OF INCENTIVE
8.1
In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.
8.2
Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.
8.3
Exercise of Stock Option.
(a)
In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option. Each Award Agreement with respect to a Stock Option shall include provisions governing exercise of the Stock Option on or following the Participant’s Termination of Service, which shall be established by the Committee in its sole discretion.
(b)
Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Company (in accordance with the notice provisions in the Participant’s Award Agreement) setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (the “Exercise Notice”) and the Exercise Date with respect to any Stock Option shall be the date that the Participant has delivered both the Exercise Notice and consideration to the Company with a value equal to the total Option Price of the shares to be purchased (plus any employment tax withholding or other tax payment due with respect to such Award), payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (i) cash or check, bank draft, or money order payable to the order of the Company, (ii) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (iii) by delivery (including by FAX or electronic transmission) to the Company or its designated agent of an executed irrevocable option exercise form (or, to the extent permitted by the Company, exercise instructions, which may be communicated in writing, telephonically, or electronically) together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, (iv) by requesting the Company to withhold the number of shares otherwise deliverable upon exercise of the Stock Option by the number of shares of Common Stock having an aggregate Fair Market Value equal to the aggregate Option Price at the time of exercise (i.e., a cashless net exercise), and/or (v) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered. If the Participant fails to deliver the consideration described in this Section 8.3(b) within three business days of the date of the Exercise Notice, then the Exercise Notice shall be null and void and the Company will have no obligation to deliver any shares of Common Stock to the Participant in connection with such Exercise Notice.
(c)
Issuance of Certificate. Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of the Participant’s death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of the Participant’s death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant or such other person for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option place a transfer restriction on any electronically registered shares (or if a physical certificate is issued to the Participant, retain physical possession of the certificate evidencing the shares acquired upon exercise) until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.
(d)
Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant, in the Committee’s sole discretion.
8.4
SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of an Exercise Notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the Exercise Date thereof. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the

Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:
(a)
cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;
(b)
that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or
(c)
the Company may settle such obligation in part with shares of Common Stock and in part with cash.

The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5
Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two years from the Date of Grant of such Stock Option or one year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.
Article 9.

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (a) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (b) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant. For purposes of clarity, any amendment to an existing Award resulting in a less favorable tax consequence to a Participant under the Award shall not be considered to adversely affect the rights of the Participant.

Article 10.

TERM

The Plan shall be effective as of the Effective Date and unless sooner terminated by action of the Board, the Plan will terminate on the 10th anniversary of the Effective Date, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

Article 11.

CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (a) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (b) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (c) the Option Price of each outstanding Award, (d) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (e) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided, however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

The computation of any adjustment under this Article 11 shall be conclusive and shall be binding upon each affected Participant and upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment.

Article 12.

RECAPITALIZATION, MERGER AND CONSOLIDATION
12.1
No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
12.2
Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.
12.3
Exchange or Cancellation of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.
12.4
Cancellation of Incentives. Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:
(a)
giving notice to each holder thereof or such holder’s personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the 30 day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or
(b)
in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.

Article 13.

LIQUIDATION OR DISSOLUTION

Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (a) sell all or substantially all of its property, or (b) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

Article 14.

INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentives in substitution for which they are granted.

Article 15.

MISCELLANEOUS PROVISIONS
15.1
Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.
15.2
No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.
15.3
Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaivable requirement under Applicable Law, no member of the Board or the

Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under Applicable Law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.
15.4
Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
15.5
Compliance with Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
15.6
Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.
15.7
Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 15.7, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the registration of shares or delivery of any certificate representing shares of Common Stock. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting or exercise of the Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (d) any combination of (a), (b), or (c). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax, social insurance, or fringe benefit requirements or provisions that the Committee deems necessary or desirable.

15.8
Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.8 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of an Award to be granted to a Participant on terms which permit transfer by such Participant to (a) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, (c) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the Participant and/or Immediate Family Members, (d) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (e) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Award is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Award shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Award shall be transferable, exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under an Award that has been transferred by a Participant under this Section 15.8.

15.9
Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.
15.10
Legend. The shares of Common Stock or other securities of the Company delivered pursuant to an Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.
15.11
Governing Law. The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Plan to the laws of another state). A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company. The individuals and entities described above in this Section 15.11 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 15.11.

A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

***************

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of April 9, 2025, by its Chief Executive Officer pursuant to prior action taken by the Board.

LSB INDUSTRIES, INC.

By:

Name: Mark T. Behrman

Title: Chief Executive Office

Schedule 1

Calculation of Return on Net Assets (RONA)

The calculation of RONA for the first Covered Year shall be determined by reference to the ratio (expressed as a percentage) of the Company’s Adjusted EBITDA for fiscal year 2025 divided by its Average Net Operational Assets, in each case as calculated in a manner consistent with the Company’s financial reporting practices and as determined by the Committee in good faith, with authority to make reasonable, non-substantive adjustments to reflect changes in accounting standards, reporting conventions, or extraordinary or non-recurring events, provided that such adjustments do not materially alter the intent of the performance metric.

RONA = Adjusted EBITDA

Average Net Operating Assets

Where:

EBITDA is computed as the sum of:

i.
net earnings (loss) attributable to common stockholders plus
ii.
interest expense (income)—net plus
iii.
income tax provision (benefit) plus
iv.
depreciation and amortization less
v.
loan fee amortization included in both interest expense and depreciation and amortization.

Adjusted EBITDA means the Company’s Adjusted EBITDA, as calculated and reported in the Company’s earnings statement for the applicable fiscal year less turnaround expense.

Operating Assets is computed as the sum of:

i.
Net accounts receivable plus
ii.
Inventories plus
iii.
Precious metals plus
iv.
Supplies and other current assets plus
v.
Operating lease assets plus
vi.
PP&E, net.

Operating Liabilities is computed as the sum of:

i.
Accounts payable plus
ii.
Accrued liabilities plus
iii.
Noncurrent operating leases.

Net Operating Assets means Operating Assets minus Operating Liabilities.

Average Net Operating Assets is computed as the simple average of (i) the Net Operating Assets of the Company as of December 31, 2025, and (ii) the Net Operating Assets of the Company as of December 31, 2024.

Schedule 1